UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 6, 2009

KEY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21820	93-0822509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Avery Street
Walla Walla, Washington 99362
(Address of principal executive offices) (Zip Code)

(509) 529-2161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 below regarding new financial obligations is incorporated by reference into this Item 1.01.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 6, 2009, Key Technology, Inc. (the “Company”) entered into Amendment No. 2 to Loan Agreement with Bank of America, N.A., its principal domestic lender, (the “Lender”), effective September 30, 2009.  Amendment No. 2 amended the prior Credit Agreement between the Company and the Lender and, among other things, (i) extended the maturity date of the line of credit approximately two years to September 30, 2011 from December 1, 2009, (ii) increased the line of credit to $15,000,000 from $10,000,000, and (iii) changed the interest rate, at the Company’s option, to either the Lender’s prime rate or the British Bankers Association LIBOR Rate (“BBA LIBOR”) plus 1.75% per annum from the Lender’s prime rate minus 1.75% or BBA LIBOR plus 1.0% per annum.  At September 30, 2009 the interest rate would have been 2.0%.  There were no amounts outstanding under the credit facility at September 30, 2009.  A copy of the Amendment No. 2 to Loan Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

The following exhibit is furnished with this Current Report on Form 8-K:

	10.1	Amendment No. 2 to Loan Agreement effective September 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY TECHNOLOGY, INC.

/s/ John J. Ehren
John J. Ehren
Senior Vice President and Chief Financial Officer

Dated:  October 9, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 2 to Loan Agreement effective September 30, 2009